EXECUTION VERSION

THIS SECURED CONVERTIBLE PROMISSORY NOTE (THIS “NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR UNLESS AMERICAN STANDARD ENERGY CORP. AND ASEN 2, CORP. SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF THIS NOTE UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

THIS PROMISSORY NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”). BEGINNING NO LATER THAN 10 DAYS AFTER THE FUNDING DATE, AN INVESTOR MAY, UPON REQUEST, OBTAIN FROM THE COMPANY THE PROMISSORY NOTE’S ISSUE PRICE, ISSUE DATE, AMOUNT OF OID AND YIELD TO MATURITY BY CONTACTING THE CHIEF FINANCIAL OFFICER OF THE COMPANY, AT 4800 N. SCOTTSDALE ROAD, STE. 1400, SCOTTSDALE, ARIZONA 85251.

SECURED CONVERTIBLE PROMISSORY NOTE

Dated: February 9, 2012	$20,000,000

For value received, ASEN 2, CORP., a Delaware corporation (the “Company”), hereby promises to pay to PENTWATER EQUITY OPPORTUNITIES MASTER FUND LTD., a Cayman Islands corporation (“Opportunities”) and PWCM MASTER FUND LTD., a Cayman Islands corporation, (“PWCM”), each with an address at 227 West Monroe Street, Chicago IL 60606 (together with their respective successors, representatives, and assigns, Opportunities together with PWCM, collectively, the “Investor”), in accordance with each of Opportunities’ and PWCM’s respective Commitment Percentage (as defined in the Purchase Agreement referred to below) and the terms hereinafter provided, the aggregate unpaid principal amount of the advances made by the Investor to the Company under the Note and Warrant Purchase Agreement dated as of February 9, 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), by and among the Company, American Standard Energy Corp., a Delaware corporation (the “Guarantor”) and the Investor, together with interest and all other obligations outstanding hereunder.

All payments under or pursuant to this Secured Convertible Promissory Note (this “Note”) shall be made either (i) in United States Dollars in immediately available funds to the Investor at the address of the Investor first set forth above or at such other place as the Investor may designate from time to time in writing to the Company or by wire transfer of funds to the Investor’s account, instructions for which are attached hereto as Exhibit A or (ii) pursuant to Section 1.7 below. The outstanding principal balance of this Note (the “Principal Amount”) shall be due and payable on the earlier of (i) February 9, 2015 and (ii) the date all obligations and indebtedness hereunder are accelerated in accordance with Section 2.2 (the “Maturity Date”).

ARTICLE I

TERMS OF NOTE

Section 1.1           Purchase Agreement. This Note has been executed and delivered pursuant to the Purchase Agreement. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement.

Section 1.2           Interest.

(a)          Prior to December 9, 2012, interest on the outstanding principal amount of this Note shall accrue, in arrears, at a rate of eleven percent (11%) per annum and shall be payable as follows:

(i)          interest at the rate of nine percent (9%) per annum shall be payable on the first Business Day of each month, commencing on March 1, 2012; and

(ii)         interest at the rate of two percent (2%) per annum shall be shall be capitalized and added to the then unpaid principal amount of this Note monthly in arrears on the first Business Day of each month, commencing on March 1, 2012.

(b)          On and after December 9, 2012, interest on the outstanding principal amount of this Note shall accrue, in arrears, at a rate of sixteen percent (16%) per annum and shall be payable as follows:

(i)          interest at the rate of eleven percent (11%) per annum shall be payable on the first Business Day of each month, commencing on December 1, 2012 and on the Maturity Date; and

(ii)         interest at the rate of five percent (5%) per annum shall be capitalized and added to the then unpaid principal amount of this Note monthly in arrears on the first Business Day of each month, commencing on December 1, 2012.

(c)          Upon the occurrence and during the continuance of an Event of Default (as defined in Section 2.1), the Company will pay, in lieu of the interest rate described in Section 1.2(a)(i) or Section 1.2(b)(i), as applicable, default rate interest to the Investor, payable on demand, at a rate equal to the lesser of (i) the rate of interest described in Section 1.2(a)(i) or Section 1.2(b)(i), as applicable, plus two percent (2%) and (ii) the maximum applicable legal rate per annum.

(d)          All interest shall be computed on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues on the outstanding principal balance of this Note and on all other amounts due under this Note.

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(e)          This Note is expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration or otherwise, shall the interest and other charges paid or agreed to be paid by the Company for the use, forbearance or detention of money hereunder exceed the maximum rate permissible under applicable law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If, due to any circumstance whatsoever, fulfillment of any provision hereof, at the time performance of such provision shall be due, shall exceed any such limit, then, the obligation to be so fulfilled shall be reduced to such lawful limit, and, any interest or any other charges of any kind received which might be deemed to be interest under applicable law in excess of the maximum lawful rate, then such excess shall be applied in accordance with the Purchase Agreement. The terms and provisions of this subsection (e) shall control to the extent any other provision of this Note or any Transaction Document is inconsistent herewith.

Section 1.3           Payment of Principal; Prepayment. The outstanding principal balance plus all outstanding interest and all other amounts due and owing hereunder shall be paid in full on the Maturity Date. Any amount of principal repaid hereunder may not be reborrowed. The Company may prepay all or any portion of the principal amount of this Note in an amount equal to the sum of (i) 100% of the amount of such principal prepayment, (ii) all outstanding interest on the prepaid portion and all other amounts due and owing hereunder, and (iii) if such prepayment shall occur after December 31, 2012, an amount equal to 6% of the amount of such principal prepayment. Any prepayment shall be made upon not less than five (5) Business Days prior written notice to the Investor.

Section 1.4           Security Documents. The obligations of the Company hereunder are secured by a continuing security interest in the Collateral.

Section 1.5           Payment on Non-Business Days. Whenever any payment to be made shall be due on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day and such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

Section 1.6           Replacement. Upon receipt of a duly executed written statement from the Investor with respect to the loss, theft or destruction of this Note (or any replacement hereof) and a customary indemnity, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Company shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

Section 1.7           Conversion Option.

(a)          At any time after February 9, 2013, the Principal Amount and all accrued unpaid interest thereon (the “Conversion Amount”) shall be convertible (in whole or in part), at the option of the Investor (the “Conversion”), into such number of duly authorized, validly issued fully paid and non-assessable shares of Common Stock of the Guarantor (the “Conversion Shares”) as is determined by dividing (x) an amount equal to that portion of Conversion Amount that the Investor elects to convert by (y) $9.00 (the “Conversion Price”). The Investor shall deliver to the Guarantor a written notice of conversion (the “Conversion Notice”), in the form attached hereto as Exhibit B, stating the portion of the Conversion Amount to be converted and the date of such Conversion (the “Conversion Date”), which shall be no earlier than the 15th Business Day following the date on which the Guarantor receives the Conversion Notice. With respect to partial conversions of the Conversion Amount, the Investor and the Guarantor shall keep written records of the amount of the Conversion Amount converted on of each Conversion Date.

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(b)          Not later than three (3) Business Days after any Conversion Date, the Guarantor or its designated transfer agent, as applicable, shall issue and deliver to the Investor a certificate or certificates representing the number of shares of Common Stock being acquired upon the conversion of the Conversion Amount (the “Delivery Date”). Such certificate or certificates representing the shares of Common Stock being acquired upon the related conversion will bear a restrictive legend as set forth in Section 3.7(d) herein. If in the case of any Conversion Notice such certificate or certificates are not delivered to or as directed by the Investor by the Delivery Date, the Investor shall be entitled by written notice to the Guarantor at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, whereupon the Company and the Investor shall each be restored to their respective positions immediately prior to the delivery of such notice of revocation.

(c)          Acknowledgment of Registration. The Investor acknowledges that the Note and any shares of the Guarantor issued upon conversion of the Note are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law.

(d)          Adjustments. The Conversion Price and number of Conversion Shares issuable upon conversion of this Note are subject to adjustment from time to time as set forth below.

(i)          Stock Dividends and Splits. If the Guarantor, at any time on or after the date hereof, (i) pays a stock dividend on one or more classes of its then outstanding shares of Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its then outstanding shares of Common Stock into a larger number of shares or (iii) combines (by combination, reverse stock split or otherwise) one or more classes of its then outstanding shares of Common Stock into a smaller number of shares, then in each such case the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event.  Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event.

(ii)         Number of Conversion Shares. Simultaneously with any adjustment to the Conversion Price pursuant to paragraph (i) of this Section 1.7(d), the number of Conversion Shares that may be purchased upon exercise of this Note shall be increased or decreased proportionately, so that after such adjustment the aggregate Conversion Price payable hereunder for the adjusted number of Conversion Shares shall be the same as the aggregate Conversion Price in effect immediately prior to such adjustment (without regard to any limitations on exercise contained herein).

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(iii)        Reorganization and Reclassification; Merger or Asset Sale. In the event the Guarantor shall at any time or from time to time (i) effect a reorganization, (ii) consolidate with or merge into any other person (other than a merger or reorganization involving only a change in the state of incorporation of the Guarantor), or (iii) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Guarantor, then, in each such case, the Investor of any Note shall thereafter be entitled to purchase pursuant to such Note (in lieu of the number of Conversion Shares which such Investor would have been entitled to acquire immediately prior to such reorganization or reclassification, consolidation, merger or asset sale or on the effective date of such dissolution) the shares of stock of any class or classes or other securities or property to which the holder of such number of shares of Common Stock would have been entitled at the time of such reorganization or reclassification, at an aggregate Conversion Price equal to that which would have been payable if such number of shares of Common Stock had been purchased immediately prior to such reorganization or reclassification, consolidation, merger, asset sale or dissolution, and appropriate provision (as determined by resolution of the Board of Directors of the Guarantor with the approval of the Investor) shall be made with respect to the rights and interest thereafter of the Note (including adjustment provisions) shall thereafter be applicable, as nearly as reasonably practicable, in relation to such stock or other securities or property.

(iv)        Calculations. All calculations under this Section 1.7(d) shall be made by rounding to the nearest cent or the nearest 1/100th of a share, as applicable.

(e)          Effect of Conversion. Upon full conversion of this Note, the Company and Guarantor will be forever released from all of its obligations and liabilities under this Note, other than its obligation to deliver Conversion Shares as provided herein.

Section 1.8           Mandatory Prepayments. Promptly, but in any event not more than two (2) Business Days after the receipt by the Company of any cash proceeds of any sale, assignment, lease, license, transfer or other disposition of any or all of the Oil and Gas Properties, the Company shall prepay the Note in an aggregate amount equal to such cash proceeds, after deducting therefrom any attorneys’ fees, accountants’ fees, investment banking fees and other customary fees and expenses, in each case incurred in connection with such sale, assignment, lease, license, transfer or other disposition, and amounts required to be applied to the repayment of Indebtedness with respect to such Oil and Gas Properties expressly permitted under the Purchase Agreement; provided, however, that, if an Event of Default does not exist at the time of the receipt of such cash proceeds, such cash proceeds shall not be required to be so applied to the extent that the Company has delivered an officer’s certificate to the Investor promptly following the receipt of such cash proceeds stating that such cash proceeds shall be used to fund the acquisition of other oil and gas properties or other property used or usable in the business of the Company within 180 days following the date of the receipt of such cash proceeds.  Any such oil and gas properties or other property so acquired shall become part of the Collateral and the Company shall execute and deliver to the Investor such agreements, documents and instruments in connection therewith as the Investor may reasonably request. If all or any portion of such cash proceeds are not so used within 180 days after the date of the receipt of such cash proceeds, such remaining portion shall be applied in accordance with the Purchase Agreement and this Note on the first Business Day of the next calendar month immediately following such 180th day.

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ARTICLE II

EVENTS OF DEFAULT; REMEDIES

Section 2.1           Events of Default. The occurrence of any of the following events shall be an “Event of Default” under this Note:

(a)          any failure to make any payment of (i) the principal amount under this Note or the Purchase Agreement as and when the same shall be due and payable (whether on the Maturity Date or by acceleration or otherwise), or (ii) interest or any other monetary obligation under this Note or the Purchase Agreement by the 2nd Business Day after the same shall be due and payable (whether on the Maturity Date or by acceleration or otherwise); or

(b)          the Company or the Guarantor shall fail to observe, perform or comply with (i) any condition, covenant, undertaking or agreement contained in Sections 3.1, 3.2, 3.3(f), 3.3(j), 3.8, 3.11, 3.12, 3.16, 3.22 and 3.24 of the Purchase Agreement, which failure is not cured within thirty (30) days, or (ii) any other condition, covenant, undertaking or agreement contained in this Note or any Transaction Document; or after the earlier of (A) the first day that the Company becomes aware of such failure or (B) the first day that the Investor informs the Company of such failure.

(c)          any representation or warranty made by the Company or the Guarantor in any Transaction Document shall prove to have been false or incorrect in any material respect on the date as of which made or deemed made, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date (except that the materiality qualifiers above shall not be applicable to any representations and warranties that already are qualified or modified by materiality or Material Adverse Effect in the text thereof); or

(d)          the Company or the Guarantor (i) shall fail to make any payment when due under the terms of any Indebtedness for borrowed money to be paid by such Person and such failure shall continue beyond any period of grace provided with respect thereto, or (ii) shall default in the observance or performance of any other agreement, term or condition contained in any agreement (related to Indebtedness or otherwise), and the effect of such failure or default as set forth in clause (i) or (ii), is to cause, or permit the holder or holders thereof, or any counterparty to an agreement relating to Indebtedness, to cause Indebtedness, or amounts due thereunder, in an aggregate amount of $500,000 or more to become due prior to its stated date of maturity or the date such amount would otherwise have been due notwithstanding such default; or

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(e)           the Company or the Guarantor shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally, (v) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same, or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing; or

(f)          a proceeding or case shall be commenced in respect of the Company or the Guarantor, without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Company or the Guarantor, or of all or any substantial part of the Company or the Guarantor, or any of the Company’s or the Guarantor’s assets or (iii) similar relief in respect of the Company and the Guarantor under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of ninety (90) days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Company or the Guarantor, or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Company or the Guarantor, and shall continue undismissed, or unstayed and in effect for a period of sixty (60) days; or

(g)          a judgment or judgments in the aggregate amount exceeding $500,000 is/are entered against the Company or the Guarantor and not dismissed or discharged within thirty (30) days following the entry thereof; or

(h)          (i) the Guarantor shall cease to own a majority of the Equity Interests of the Company, or (ii) Scott Feldhacker, Richard MacQueen or Scott Mahoney shall cease to be actively involved in the management of the Company and a replacement reasonably acceptable to the Investor is not identified to the Investor within ninety (90) days thereafter and is not employed by the Company within an additional thirty (30) days after such identification; or

(i)          a Material Adverse Effect occurs; or

(j)          the Guarantor and the Company, taken as a whole, shall cease to actively conduct its business operations for a period of seven (7) consecutive Business Days; or

(k)          any material portion of the Collateral is seized by any governmental authority; or

(l)          Liens, levies, attachments, executions or assessments (or any of them) are issued with respect to, attaches to or filed or recorded with respect to or otherwise imposed upon all or any part of the Collateral (other than with respect to Collateral, Permitted Encumbrances) and such Lien, levy or assessment is not stayed, vacated, paid or discharged within thirty (30) days; or

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(m)          any order, judgment or decree is entered against the Company or the Guarantor decreeing the dissolution or split up of such Person, or, except as permitted in the Purchase Agreement, the Company or the Guarantor voluntarily commences a liquidation, dissolution or ceases to operate its business; or

(n)          any of the Transaction Documents or any of the Securities for any reason ceases to be in full force and effect (except pursuant to the express terms thereof or due solely to any act or omission by the Investor) or is declared to be null and void, or the Company or the Guarantor denies that it has any further liability under any Transaction Documents or any of the Securities to which it is party, or gives notice to such effect; or

(o)          the Investor does not have or ceases to have a valid and perfected first priority security interest in the Collateral (subject only to Permitted Encumbrances); or

(p)          the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by the Company, if such license or permit is not obtained or reinstated within thirty (30) days, unless such loss, suspension, revocation or failure to renew could not reasonably be expected to have a Material Adverse Effect; or

(q)          there is filed against the Company, the Guarantor or any of their respective officers or directors any civil or criminal action, suit or proceeding under any federal or state racketeering statute (including, without limitation, the Racketeer Influenced and Corrupt Organization Act of 1970), or any civil or criminal action, suit or proceeding under any other applicable law that could result in the confiscation or forfeiture of any material portion of the Collateral or other assets of such Person, and such action, suit or proceeding is not dismissed within one hundred twenty (120) days.

Section 2.2           Remedies Upon An Event of Default. If an Event of Default shall have occurred and shall be continuing, the Investor may at any time at its option (a) declare the entire unpaid principal balance of this Note, together with all interest accrued hereon, plus all fees and expenses, due and payable, and thereupon, the same shall be accelerated and so due and payable, without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Company; provided, however, that upon the occurrence of an Event of Default described in Section 2.1(e) or Section 2.1(f), the outstanding principal balance and accrued interest hereunder, plus all fees and expenses, shall be immediately and automatically due and payable, and/or (b) exercise or otherwise enforce any one or more of the Investor’s rights, powers, privileges, remedies and interests under this Note, the Purchase Agreement, the Security Agreement, the Guaranty, the Deeds of Trust or other Transaction Document or applicable law. No course of delay on the part of the Investor shall operate as a waiver thereof or otherwise prejudice the right of the Investor. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise. Upon the occurrence and during the continuance of an Event of Default, all amounts payable under this Note and the other Transaction Documents shall bear interest at the default rate set forth in Section 1.2(b).

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ARTICLE III

MISCELLANEOUS

Section 3.1           Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery, telecopy or facsimile at the address or number designated in the Purchase Agreement (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received) or (b) on the second Business Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

Section 3.2           Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY OF THE CONFLICTS OF LAW PRINCIPLES WHICH WOULD RESULT IN THE APPLICATION OF THE SUBSTANTIVE LAW OF ANOTHER JURISDICTION. THIS NOTE SHALL NOT BE INTERPRETED OR CONSTRUED WITH ANY PRESUMPTION AGAINST THE PARTY CAUSING THIS NOTE TO BE DRAFTED.

Section 3.3           Headings. Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

Section 3.4           Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Investor’s right to pursue actual damages for any failure by the Company to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Investor and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Investor and that the remedy at law for any such breach may be inadequate. Therefore the Company agrees that, in the event of any such breach or threatened breach, the Investor shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

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Section 3.5           Enforcement Expenses. All invoiced costs and expenses including reasonable attorneys’ fees (including the allocated costs of in house counsel) and other disbursements incurred by Investor, (a) in all efforts made to enforce payment or effect collection owing under this Note, or (b) in connection with the entering into, modification, amendment, administration and enforcement of this Note or any consents or waivers hereunder and all related agreements, documents and instruments, or (c) in instituting, maintaining, preserving, enforcing and foreclosing on Investor’s security interest in or Lien on any of the Collateral, or maintaining, preserving or enforcing any of Investor’s rights hereunder and under all related agreements, documents and instruments, whether through judicial proceedings or otherwise, or (d) in defending or prosecuting any actions or proceedings arising out of or relating to Investor’s transactions with the Company or the Guarantor; provided, that advisor fees and investment banker fees shall be payable (without duplication of those advisor fees and investment banker fees payable pursuant to Section 7.1 of the Purchase Agreement) in connection with the entering into this Note and shall not exceed $90,000 in the aggregate.

Section 3.6           Amendments. This Note may not be modified or amended in any manner except in writing executed by the Company and the Investor.

Section 3.7           Compliance with Securities Laws.

(a)          The Investor acknowledges that this Note is being acquired solely for the Investor’s own account and not as a nominee for any other party, and for investment, and that the Investor shall not offer, sell or otherwise dispose of this Note except in accordance with applicable law.

(b)          The Investor confirms and acknowledges that it has not paid and will not pay, give or receive any commission or other remuneration directly or indirectly in connection with any Conversion made pursuant to this Note.

(c)          The Investor is an “accredited investor” (as defined in Rule 501 of Regulation D under the Securities Act), and the Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in this Note. The Investor is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and it is not a broker-dealer. The Investor acknowledges that an investment in this Note is speculative and involves a high degree of risk.

(d)          Legend on Conversion Shares. There shall appear on the certificate or certificates evidencing any shares issued pursuant hereto a legend to the following effect:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION OR WITH THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION PURSUANT TO SECTION 4(2) AND/OR REGULATION D OF THE SECURITIES ACT, OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. AMERICAN STANDARD ENERGY CORP. AND ASEN 2, CORP. MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO AMERICAN STANDARD ENERGY CORP., AND ASEN 2, CORP. OR OTHER SUCH INFORMATION AS THEY MAY REASONABLY REQUIRE, TO CONFIRM THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE LAWS.

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Section 3.8           Consent to Jurisdiction.

(a)          Subject to the last sentence of this Section 3.8, any judicial proceeding brought by or against any party with respect to this Note, the other Transaction Documents or any related agreement may be brought in any court of competent jurisdiction in the State of New York, and, by execution and delivery of this Note, each party to this Note accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Note. Each party to this Note waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) at its address set forth in Section 3.1 and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of the Investor to bring proceedings against any party to this Note in the courts of any other jurisdiction. Each party to this Note hereby waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Each party to this Note hereby waives the right to remove any judicial proceeding brought against it in any state court to any federal court. Any judicial proceeding by any party to this Note involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Note or any related agreement, shall be brought only in a federal or state court located in the County of New York, State of New York.

Section 3.9           Successors and Assigns. This Note shall be binding upon and inure to the benefit of the parties and their successors and assigns. After the Closing Date, the assignment by a party to this Note of any rights hereunder shall not affect the obligations of such party under this Note. The Investor may assign the Note and its rights under this Note and any other rights hereto and thereto with the prior consent of the Company; provided that the consent of the Company shall not be required if (a) an Event of Default has occurred and is continuing or (b) the assignee in connection with such proposed assignment is an Affiliate of the Investor. The Company may not assign its rights and obligations under this Note or any other Transaction Document without the prior written consent of the Investor, which consent may be withheld by the Investor in its sole discretion.

Section 3.10         Binding Effect. This Note shall be binding upon, inure to the benefit of and be enforceable by the Company, the Investor and their respective successors and permitted assigns. The Company shall not delegate or transfer this Note or any obligations or undertakings contained in this Note.

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Section 3.11         Failure or Indulgence Not Waiver. No failure or delay on the part of the Investor in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

Section 3.12         No Stockholder Rights. Nothing contained in this Note shall be construed as conferring upon the Investor the right to vote or to receive dividends or to consent or receive notice as a stockholder in respect of any meeting of shareholders or any rights whatsoever as a stockholder of the Guarantor, unless and to the extent converted in accordance with the terms hereof.

Section 3.13         Company Waivers; Dispute Resolution.

(a)          Except as otherwise specifically provided herein, the Company and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such Persons and without affecting their liability herein and do further consent to the release of any Person liable hereon, all without affecting the liability of the other Persons liable for the payment of this Note.

(b)          No delay or omission on the part of the Investor in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Investor, nor shall any waiver by the Investor of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

[Signature appears on following page]

12

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by its duly authorized officer as of the date first above indicated.

ASEN 2, CORP.

By:	/s/ Scott Feldhacker
Scott Feldhacker
Chief Executive Officer

Acknowledged and agreed

as of the date first set forth above,

only with respect to Section 1.7:

AMERICAN STANDARD ENERGY CORP.,
a Delaware corporation

By:	/s/ Scott Feldhacker
Scott Feldhacker
Chief Executive Officer

[SIGNATURE PAGE TO PROMISSORY NOTE]

EXHIBIT A

WIRE INSTRUCTIONS

Wire instructions for Pentwater Equity Opportunities Master Fund Ltd.

Account Number

Account Name

Receiving Bank Name:

Receiving Bank ABA Number:

Attention:

Reference:

Wire instructions for PWCM Master Fund Ltd.

Account Number

Account Name

Receiving Bank Name:

Receiving Bank ABA Number:

Attention:

Reference:

EXHIBIT B

CONVERSION NOTICE

TO: AMERICAN STANDARD ENERGY CORP.

The undersigned hereby irrevocably elects to exercise its rights to convert $______________ of the amount due under the attached Note into _______________ shares of the Common Stock, par value $.001 per share, of American Standard Energy Corp., a Delaware corporation in accordance with the provisions of Section 1.7 of the Note. Please issue a certificate in the name of the undersigned for the Common Stock in accordance with the instructions given below. In the event that this conversion is exercised with respect to less than all principal outstanding under the Note, please also issue a Note of like tenor for the remaining outstanding principal balance.

The undersigned represents that the representations set forth in Section 2.3 of the Purchase Agreement are true and correct as of the date of this Conversion Notice.

Investor:

By:
Name:
Title:

Dated: ____________________

Instructions for registration of shares:

Name to be registered: _____________________________

Tax Identification Number of Investor_____________________

Address of Investor